UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2015

TRIVASCULAR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36419	87-0807313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3910 Brickway Blvd.

Santa Rosa, California

______________________

(Address of principal executive offices)

95403

___________________

(Zip Code)

(707) 543-8800

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 2, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of TriVascular Technologies, Inc., a Delaware corporation (the “Company”) approved various compensation matters.

The Compensation Committee approved the payment of cash bonuses to certain employees and officers, including the Company’s named executive officers, Christopher G. Chavez, the Company’s President and Chief Executive Officer, Michael R. Kramer, the Company’s Chief Financial Officer, and Michael V. Chobotov, the Company’s Chief Technology Officer, based on the achievement of target bonus opportunities for performance during the year ended December 31, 2014.  For 2014, the target bonus opportunities for each of Mr. Chavez, Mr. Kramer and Dr. Chobotov were 130%, 45% and 45%, respectively, of their annual base salaries. The cash bonuses awarded to each named executive officer were based on each named executive officer’s attainment of specified performance goals, as well as the Company’s achievement of annual financial and operational targets in 2014.  Material considerations in determining bonuses included the achievement of a named executive officer’s corporate objectives for the year; the executive officer’s handling of unplanned events and opportunities; the Chief Executive Officer’s input with respect to the performance of the Company and his reports, and the Company’s financial performance relative to plan, including attainment of revenue targets. For 2015, the Company’s annual bonus program, including with respect to target bonus opportunities and material consideration in determining the bonuses, is expected to be, subject to the discretion of the Board or the Compensation Committee, substantially the same.  The amounts of the cash bonuses awarded by the Compensation Committee for 2014 to each of the named executive officers is set forth in the table below:

Name	Cash Bonus Amount
Christopher G. Chavez	$432,315
Michael R. Kramer	$100,302
Michael V. Chobotov	$87,793

In addition to the formula used to determine each of the performance bonuses described above, the Compensation Committee, in its discretion, awarded Mr. Kramer an additional $10,000.

As previously disclosed, Mr. Chavez’s employment agreement was amended in June 2014 to allow for any annual performance bonus, if earned, to be payable to Mr. Chavez either in cash or in restricted stock units (“RSUs”) at the election of the Board or the Compensation Committee. The Compensation Committee previously elected that, until a future election is made to the contrary, any performance bonuses awarded to Mr. Chavez will be paid in RSUs. As a result, after applicable withholdings, Mr. Chavez received an RSU grant equivalent to 38,503 shares of the Company’s common stock in lieu of the $432,315 cash bonus described above, calculated in accordance with the terms of his amended employment agreement. This RSU grant is fully vested, but contains certain settlement deferral features as set forth in the form of CEO Restricted Stock Unit Grant Notice and Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Compensation Committee approved such special form, including withholdings and settlement deferral features, to be used under the Company’s 2014 Equity Incentive Plan solely in circumstances when Mr. Chavez’s bonus is awarded in RSUs in lieu of cash in accordance with the terms of his amended employment agreement.

The Compensation Committee also approved equity awards, including RSUs and stock options grants, pursuant to the Company’s 2014 Equity Incentive Plan to reward performance and incentivize employees. RSU awards were made to employees throughout the Company, including the named executive officers, and generally vest as to 25% of the shares underlying the RSU on the first anniversary of the vesting start date, 25% on the second such anniversary, 25% on the third such anniversary and the remaining 25% on the fourth such anniversary.  Option awards were made the various officers, including the named executive officers, and vest 25% annually over a four-year period.

The Compensation Committee also previously approved minor modifications to the definition of “cause” under the Company’s 2014 Equity Incentive Plan and all equity awards outstanding thereunder, as well as all stock options still outstanding under the 2008 Equity Incentive Plan following that plan’s termination in connection with the Company’s initial public offering, for consistency and administrative convenience, as set forth in Exhibit 99.1 filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Form of CEO Restricted Stock Unit Grant Notice and Agreement.

99.1	Amended Definition of “Cause” under Equity Incentive Plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIVASCULAR TECHNOLOGIES, INC.

Dated: March 4, 2015	/s/ Kimberley A. Elting
	Name:	Kimberley A. Elting
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of CEO Restricted Stock Unit Grant Notice and Agreement.

99.1	Amended Definition of “Cause” under Equity Incentive Plans.